LEASE AGREEMENT

806 4th Street, LLC

A Minnesota Limited Liability Company

AND

Commercial E-Waste Management, Inc.

A Nevada Corporation

FOR OFFICE / WAREHOUSE SPACE IN THE:

NORTHLAND DRIVE BUSINESS CENTER

MENDOTA HEIGHTS, MINNESOTA

Lease Agreement

THIS LEASE AGREEMENT made and entered into this 12th day of February, 2007 by and between 806 4th Street, LLC, a Minnesota Limited Liability Company (hereinafter referred to as the "LANDLORD"), and Commercial E-Waste Management, Inc., a Nevada Corporation (hereinafter referred to as the "TENANT").

WITNESSETH:

1. Leased Premises. The LANDLORD in consideration of the rents and covenants herein contained, to be paid, kept and performed by the TENANT, does hereby demise, lease and let unto the TENANT and the TENANT does hereby hire and take from the LANDLORD the following, to-wit:

7,116 square feet of space in an office and warehouse building located at 2510 – 2512 Northland Drive, Mendota Heights, Minnesota, 55120; said space hereinafter called the "leased premises," having a Warehouse space of approximately 3,868 square feet and an Office space of approximately 3,248 square feet; such space being measured from the outside of the outside walls to the ccnter of the partition wall; all according to the floor plan attached hereto marked "Exhibit A" and made a part hereof.

Said ·'leased premises" being commonly known as 2510 - 2512 Northland Drive, Mendota Heights, Minnesota, 55120.

2. Term. This lease shall be for a term of Thirty-six (36) months, commencing on the First day of March, and ending the Last day of February, 2010. In the event that the TENANT commences its occupancy of the leased premises on a day other than the first day of a month (whether before or after the stated commencement date of the term hereof), the rent for that month shall be pro-rated and adjusted accordingly.

3. Holding Over. In the event Tenant remains in possession of the Premises after the Termination Date without (1) execution of a new Lease, or (2) Landlord's written consent, Tenant shall be deemed to be occupying the Premises as a TENANT from month to month. During this holding over period, the Tenant shall be subject to all of the conditions, provisions and obligations of this Lease, except that the rent payable during the holding over period shall be calculated at one & ½ times the Annual Base Rent and one & ½ times the Additional Rent as set forth herein for the period during which the Tenant holds over. There shall be no pro-ration for partial months held over. For the purpose of calculating the amount of rent payable during the hold over period, the Annual Base Rent and Additional Rent payable in the last month of the Lease Term preceding the Termination Date (the month immediately preceding the hold over period) shall be used.

4. Use of Leased Premises. It is agreed that the leased premises shall be used by the TENANT for general office and warehouse use, as approved by LANDLORD and subject to all local, State and Federal regulations regarding the use of the premises. The TENANT will not use or permit any part of the premises to be used for any dangerous, noxious, or offensive purpose, or cause or maintain any nuisance on the premises. The TENANT agrees to confine its business activities to the leased premises described in Paragraph 1 of this Lease and in that connection further agrees to use the premises in such manner so as not to disturb other TENANTs of the building of which the leased premises are a part by excessive noise, emission of odors or fumes, or other disruptive or disagreeable activities. For a violation of this paragraph LANDLORD may terminate this Lease with a thirty (30) day notice given pursuant to the terms as further defined in Section 18.

5. Base Rent. The base rent to be paid by the TENANT of this lease agreement shall be due and payable in advance, Tenant has prepaid the first two months of gross rent, on or before the first day of each month, without demand or offset, over the term of the lease as follows:

Lease Period	Base Rent PSF	Monthly Base Rent
March 1, 2007 - February 28, 2008	$4.54	$2,691.09
March l, 2008 - February 28, 2009	$4.71	$2,791.09
March 1, 2009 - February 28, 2010	$4.88	$2,891.09

6. Additional Rent. It is mutually understood and agreed that the total floor area in the leased premises is 14.81% of the total floor area (of 48,059 square feet) in the building of which the leased premises is a pan, and that in addition to the base rent, the TENANT agrees to pay 14.81% of the LANDLORD'S annual "operating expenses" (as hereinafter defined), estimated at $1.87 per square foot in 2007; this equals One Thousand One Hundred and Eight 91/100 Dollars ($1,108.91) per month as estimated operating expenses for 2007. Such additional rent as estimated by the LANDLORD shall be payable by the TENANT to the LANDLORD in equal monthly installments at the same time as the monthly base rent and, at the sole discretion of LANDLORD, may be adjusted monthly in order to compensate for unusual expense variations. LANDLORD shall have the option, where a particular expense is not reasonably allocated to the entire building, to assess or charge that expense to that particular portion of the building that the expense is applicable to, and the TENANT shall pay a share of such expense equal to the TENANT'S pro rata share of the space that the expense is allocated to. A credit or debit adjustment shall be made within ninety (90) days following the end of each calendar year to reflect the actual operating expenses. For the purposes of this section "Operating Expenses" shall include but not be limited to the following annual expenses of the LANDLORD: real estate taxes including special assessments payable therewith, insurance premiums, water and sewer charges not paid or reimbursed by TENANT, lawn care, snow removal, parking lot repairs, common area lighting, policing of grounds for trash removal, roof repairs, management fees and such other costs of wages, materials and services necessary for the operation and maintenance of the property of which the leased premises are a part, all accrued and based upon a calendar year operation but excluding costs of TENANT'S alterations, depreciation and structural repairs and also excluding any other services provided by TENANT under the terms of this Lease. The obligation of TENANT to pay the additional rent provided for in this section shall survive the termination of this lease. LANDLORD's books and records relating to Actual Operating Costs for any particular calendar year shall be available for inspection by TENANT, during the 90 day period following delivery of LANDLORD's statement with respect to such year. Each statement furnished by LANDLORD hereunder shall constitute a final determination upon TENANT unless TENANT shall within 90 days after delivery thereof give written notice to LANDLORD that TENANT disputes the accuracy thereof, which notice shall specify in reasonable detail the inaccuracies of the statement. Notwithstanding the above, if TENANT does not notify LANDLORD within ninety (90) days of receiving LANDLORD's certification of Real Estate Taxes or Operating Expenses, such certification shall be deemed approved.

7. Late Charge. TENANT acknowledges that late payments by TENANT to LANDLORD of rent, fees or reimbursable expenses will cause LANDLORD to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, mortgage interest penalties, utility late charges, etc. Therefore, if any installment of rent, fees or expenses due from TENANT is not received by LANDLORD when due, TENANT shall pay to LANDLORD an additional sum of Ten-percent (10%) of the overdue amount as a late charge. The parties agree that this late charge shall not constitute a waiver of TENANT'S default with respect to the overdue amount, nor prevent LANDLORD from exercising any of the other rights and remedies available to LANDLORD. Late charges shall be applied after the fifth day following the date rent, fees or expenses are due and payable.

8. Utilities. The LANDLORD agrees to provide all mains, conduits and other facilities to supply gas, water and electricity to the leased premises and common areas, all in accordance with the plans and specifications. The TENANT shall pay for all utilities, including gas, electricity and city water, and any other service used by the TENANT in the leased premises during the term of this Lease. In the event that any utility charge is not separately metered to the TENANT, then the TENANT shall pay a pro rata share of such utility charge. The TENANT'S pro rata share shall be calculated by dividing the TENANT'S leased square footage by the total leaseable square footage of the building.

9. Maintenance by TENANT. The TENANT shall be wholly responsible for the routine interior maintenance of the leased premises, and will keep them in as good condition as when originally occupied by TENANT, reasonable wear and tear and damage by fire and the elements excepted; and will keep them in an orderly, clean and sanitary condition as required by the laws and ordinances applicable thereto; will neither do nor permit to be done therein anything which is in violation of the terms of insurance policies on said building or the laws or ordinances applicable thereto; will neither commit nor suffer waste in said premises and will pay for all glass, broken by its fault or anothers, negligence or the fault or negligence of its employees, invitees, customers or agents.

It is agreed that the routine maintenance and repair obligations of the TENANT hereunder shall extend to all interior pans or portions of the leased premises including glass, entrance and overhead garage doors and related hardware, and including all portions of the heating, air conditioning, plumbing, sprinklers, electrical and mechanical fixtures, equipment, connections and appurtenances, except as such items may be covered by manufacturer warranties; provided, however, it is understood and agreed that all such items shall be of good quality and in operating condition at the commencement of this Lease. Landlord will warranty all existing mechanical equipment in the demised premise until August 31, 2007,

TENANT shall at all times keep the leased premises in a neat and clean condition and free from garbage, ashes, waste and accumulation of rubbish or filth, and all garbage, waste, and rubbish shall be removed promptly by TENANT at its own expense. TENANT shall keep the sidewalks directly adjoining the leased premises swept and free from ice and snow and other obstructions.

In the event the TENANT fails to perform any act required of TENANT under this Lease after receiving written notice from LANDLORD, the LANDLORD may, in addition to any other remedy provided herein, perform or satisfy the obligation of TENANT which is in default and the reasonable cost thereof shall become an amount immediately due from the TENANT to the LANDLORD with interest thereon at Ten percent (10%) per annum until paid.

10. Maintenance by LANDLORD. The LANDLORD shall be responsible for the maintenance, repair and replacement, if any, of any structural parts or portions of the leased premises, except glass, and plate glass, which shall be the TENANT'S responsibility.

The LANDLORD shall also be responsible for all outside maintenance including common areas, grounds, parking area (except as provided herein); provided, however, that the cost of such maintenance shall be considered an "operating expense" as defined in Paragraph 6 hereof.

Parking areas shall be available to the TENANT, its employees and business invitees as well as to other TENANTS of the building, their employees and invitees. The use of such parking facilities shall at all times be subject to such reasonable rules and regulations as the LANDLORD may promulgate uniformly for all the LANDLORD'S TENANTs of the building. The TENANT will neither use nor permit the use by its employees of the outside parking areas for the overnight storage of automobiles or other vehicles. Any inoperable, immobile or abandoned vehicles will be towed away, without notice, by LANDLORD at the vehicle owner's expense. All services which are the responsibility of the LANDLORD shall be provided as shall be reasonably necessary to the comfortable use and occupancy of said premises during normal business hours, except Saturdays, Sundays and holidays, upon the condition that the LANDLORD shall not be liable for damages for failure to do so due to causes reasonable beyond its control.

11. Capital Improvements. For the purpose of this Lease the costs set forth in Section 6 shall be deemed to include costs of capital improvements made to the property subsequent to the Commencement Date (i) which will improve the operating efficiency of the Building, or reduce its operating expenses; or which (ii) have been made in order to comply with safety or other requirements of any federal, state or local law or governmental regulation. Such costs, with interest at the rate of twelve percent (12%) per annum or the highest rate permitted by law, whichever is less, shall be amortized over the expected life of the improvement. In the event that such expenditures are less than twenty-five cents ($.25) per square foot of the property, LANDLORD may choose to treat them as an operating expense rather than amortize them.

12. Liability Insurance. The TENANT will maintain in full force and effect during the term hereof a policy of public liability insurance under which LANDLORD and TENANT are named as insureds; that the minimum limits of liability of such insurance shall be $1,000,000.00 for injury or death to anyone person, $1,000,000.00 for injury or death to more than one person and $1,000,000.00 for property damage. TENANT agrees to deliver a duplicate copy of said policy to LANDLORD. Such policy shall contain a provision requiring thirty (30) days' written notice to the LANDLORD and LANDLORD's mortgagee before cancellation of the policy can be effective. TENANT shall also carry, at its own expense, plate glass insurance for doors and windows.

13. Waiver and Release. TENANT hereby waives and releases any claims of any kind against LANDLORD, or LANDLORD's agents, servants, or employees for loss, cost, damage, expense or liability arising out of:

a. any injury, loss or damage to the person or property of TENANT, any other Tenant in the Building or to any other person rightfully in the Building (i) occurring in or about the Leased Premises, or (ii) caused by negligence or misconduct or other acts of TENANT, its agents, servants, employees, or invitees, or (iii) resulting from the violation of laws or ordinances, governmental orders of any kind or of the provisions of this Lease by TENANT, its agents, servants, employees, or invitees,

b. any loss or damage, however caused, to books, records, computer or other electronic equipment, data or media, files, artwork, money, securities, negotiable instruments or papers in the Leased Premises, or

c. any loss or damage resulting from interference with or obstruction of deliveries to or from the Leased Premises, or

d. any injury, loss or damage not specified above to the person or property of TENANT, its agents, servants or employees, or any other person entering upon the Leased Premises under express or implied invitation of TENANT.

14. Hazard Insurance. The TENANT agrees that if by reason of its operation on the leased premises, the insurance premium rate for the entire office and warehouse building increases, the TENANT shall pay such additional premium to the LANDLORD in equal monthly installments. The TENANT shall be charged with the protection of its own property, and in no event shall LANDLORD be liable for any damage to such property by reason of fire or other casualty or the elements, leakage of water or steam, or the acts of neglect of any other TENANT in the building. In the event of damage or injury caused by another TENANT in the building, TENANT's sole cause of action and remedy shall be against such other TENANT. If TENANT's business shall manufacture, handle, transport, store, dispose or use in any way, any substance or material classified as hazardous by the Comprehensive Environmental Response Compensation and Liability Act of 1980 (C.E.R.C.L.A.), the Minnesota Environmental Response and Liability Act of 1983 (M.E.R.L.A.), the Clean Air Act, the Solid Waste Disposal Act or the Federal Water Pollution Control Act, or any other statutory or regulatory provision, then TENANT shall carry adequate insurance to cover any and all expenses associated with the clean up of any spill, leak, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping or disposing of any of these materials. TENANT further agrees to indemnify, defend and hold harmless LANDLORD from any suit or claim as a direct result of TENANT's actions.

15. Damage. That in case said premises shall become unleaseable or unfit for occupancy in whole or in part by the total or partial destruction of said building by fire or other casualty, and said LANDLORD shall fail or refuse within thirty (30) days thereafter to agree in writing to restore the same within ninety (90) days, this Lease may be terminated by either LANDLORD or TENANT by notice in writing, and in case said LANDLORD shall agree m writing to restore the same within said time, the rent to be paid hereunder pending such restoration shall be abated in proportion to the loss and impairment of the use of said premises, to be determined by agreement between the parties hereto.

16. Claims Against Landlord. The TENANT will make no claim against the LANDLORD for any loss of or damage to property caused by theft, burglary, water, gas, electricity or other means; provided that the LANDLORD has taken all reasonable precautions against such loss or damage.

17. Alterations and Liens. The TENANT shall not make any material alterations in or additions to the leased premises without first procuring the LANDLORD'S written consent and delivering to LANDLORD plans, specifications, names and addresses of contractors, copies of proposed contracts and the necessary permits, in all form and substance satisfactory to LANDLORD, and furnishing indemnification against liens, costs, damages and expenses as may be required by LANDLORD. All additions, improvements, excepting trade fixtures, which may be made or installed by TENANT upon the leased premises, shall remain the property of LANDLORD at the termination of the Lease. All walls shall be finished with paint only and no wall coverings of any kind shall be used in any part of the leased premises without the express written consent of LANDLORD. TENANT shall be responsible for all costs related to improvements or modifications to the leased premises required or necessary to comply with the Americans With Disabilities Act of 1990 (ADA), or similar statutes of law.

18. Default. In the event the TENANT should default in the payment of the rent when due hereunder or default in the keeping or performing of any other term or condition of this Lease the LANDLORD is hereby authorized to re-enter said premises, to eject the TENANT, and take full possession of said premises, to terminate this Lease at its option, and to lease and let said premises as to them shall seem best, to remove from said premises all personal property of the TENANT, and to store the same to the account and at the expense and risk of the TENANT, and to sell said property or any part thereof, and out of the proceeds to pay all expense of so removing, storing and selling the same, and all sums which shall then Ix: in arrears or past due for rent; and that no such act or acts of the LANDLORD shall be construed as cancellation of this Lease or waiver of the right of the LANDLORD to collect rent hereunder for the remainder of said term, except said exercise of its option to terminate the same; and that in case the LANDLORD shall determine that any action or proceeding at law or otherwise is necessary to enforce the terms and conditions hereof, the TENANT agrees that reasonable attorney's fees and the necessary costs and disbursements thereof may be allowed and taxed against it.

The TENANT agrees not to remove any of its fixtures, equipment and inventory (other than in the ordinary course of business) from the premises without the consent in writing of the LANDLORD while any installments of rent are past due, and during any other default in the conditions of this Lease.

Notwithstanding any provision to the contrary contained in this Lease, in the event that TENANT defaults in the payment of any amount due by TENANT to LANDLORD under this Lease or defaults in performance of any of the covenants contained herein and fails to cure said default within thirty (30) days after written notice of said default from LANDLORD, LANDLORD at its sole discretion, may accelerate and declare due all monthly payments required to be paid under this Lease and may bring whatever action it deems appropriate to compel the specific performance of this Lease against TENANT.

19. Condemnation. If the whole or any part of the leased premises shall be taken by any public authority under the power of eminent domain, the TENANT shall have no claim to nor shall it be entitled to any portion of any award, for damages or otherwise for the taking of the real estate. In the event only a portion of the leased premises is taken, the Lease shall cease as to the part taken, and the rent herein reserved shall be adjusted for the remainder of the leased premises so that the TENANT shall be required to pay for the balance of the term that portion of the rent herein reserved which the value of the part of the leased premises remaining after condemnation bears to the value of the leased premises immediately prior to the date of condemnation. The rent shall be apportioned as aforesaid by agreement between the parties or by arbitration or legal proceedings, but pending such determination, the TENANT shall pay at the time and in the manner above provided, the rent herein reserved, and all other charges herein required to be paid by the TENANT, without deduction, and upon such determination, the TENANT shall be entitled to credit for any excess rent paid. If, however, by reason of the condemnation there is not sufficient space left in the leased premises for the TENANT to conduct business or the taking of parking and common area is so substantial as to render the leased premises unsuitable and unfit for which they were rented, then and in such events the Lease shall terminate. Nothing herein shall be construed to prevent TENANT from claiming and recovering from the condemning authority such compensation as may be separately awarded or recoverable by TENANT in TENANT'S own right.

20. Subordination. It is expressly understood and agreed that this Lease is subordinated to any existing mortgages covering said premises, and extension or renewal thereof, and to any new mortgages which may be placed thereon from time to time and the TENANT agrees to make, execute and deliver any such instruments as may be required subordinating this Lease to such mortgage including certificates of estoppel.

21. Subrogation. Each party hereto waives all claims and causes of action against the other party for any loss or damage to any of its property insured under valid insurance policies to the extent recovery is collectable thereunder; provided, however, that this waiver shall apply only when permitted by the applicable policy of insurance. Each party further agrees to use its best efforts to have any and all fire, extended coverage or other casualty insurance policies which may be carried contain a subrogation clause which provides that this insurance shall not be invalidated should the insured waive, in writing prior to a loss, any or all right of recovery against any party for loss occurring to the property described herein.

22. Assignment or Subletting. TENANT will not assign this Lease, and will not sublet any part of the leased premises without the consent in writing of the LANDLORD, which consent shall not be unreasonably withheld. TENANT does hereby agree that if the TENANT shall be declared bankrupt, shall have a receiver appointed of its property, shall make an assignment for benefit of creditors or its rights hereunder shall be taken under execution, it shall be construed as an assignment of this Lease within the meaning thereof.

If, at anytime during the Term of the Lease, TENANT (and/or the guarantor, if any) is:

(i) a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of any of the persons then having power to participate in the election or appointment of the directors, trustees, or other persons exercising like functions and managing the affairs of TENANT or (ii) a partnership, limited liability company or association or otherwise not a natural person (and is not a corporation or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association or who comprise TENANT such change shall be deemed to be an Assignment. This section shall not apply if TENANT (and/or guarantor, if any) named herein is a corporation and the outstanding voting stock thereof is listed on a recognized national securities exchange.

Any assignment of this lease without the prior written consent of the LANDLORD shall be considered an act of default and subject to the remedies provided LANDLORD in Section 18 of this lease.

23. Indemnity. TENANT agrees to indemnify and hold LANDLORD harmless from any and all claims for damages or injury to persons or property or the loss of property relating to or arising out of the leased premises or the TENANT'S use of the leased premises, except for claims for damage or injury occasioned by LANDLORD'S neglect or failure to perform its obligations under the terms of this Lease. The LANDLORD agrees to indemnify and hold TENANT harmless from any and all claims for damages or injury to persons or property or the 1055 of property relating to or arising out of the neglect or failure of LANDLORD to perform any of its obligations under the terms of this Lease.

24. Signs. That no sign, advertisement or notice will be placed or painted on any part of the outside of said building or leased premises except in such manner, style and places as designated by the LANDLORD; and the LANDLORD reserves the right to remove all others at the expense of the TENANT.

25. Access. LANDLORD reserves the right to enter upon the leased premises at all reasonable hours for the purpose of inspecting the same, or of making repairs, additions or alterations to the building in which the leased premises are located. to exhibit the leased premises to prospective tenants, purchasers or others, to display during the last ninety (90) days of the term, without hindrance or molestation by TENANT, "For Rent" or similar signs on windows or doors in the leased premises. The exercise by LANDLORD of any of its rights under this Section shall not be deemed an eviction of disturbance of TENANT's use and possession of the leased premises,

26. Condition of the Premises. It is mutually agreed and understood that all of the improvements installed or contemplated by this Lease are adequate and satisfactory to meet the needs of the TENANT herein. That any improvements, leasehold equipment and/or labor hereafter required under any Federal, State or Municipal statute or ordinance shall be provided by and at the expense of TENANT and that said TENANT shall hold the LANDLORD and his real estate harmless of any claims arising therefrom, and, that said remodeling, improvement and/or leasehold equipment so required and installed shall inure to the benefit of the LANDLORD upon the termination of this Lease, unless otherwise agreed to in writing between the parties.

27. Substitute Premises. If the Premises contains an area of 5,000 square feet or less, LANDLORD shall have the right at any time during the term hereof, upon giving TENANT not less than sixty (60) days prior written notice, to provide and furnish TENANT with space elsewhere in the Building of approximately the same size as the Premises and remove and place TENANT in such space. with LANDLORD to pay all reasonable costs and expenses incurred as a result of such removal of TENANT, Should TENANT refuse to permit LANDLORD to move TENANT to such new space at the end of said sixty (60) day period, LANDLORD shall have the right to cancel and terminate this lease effective ninety (90) days from the date of original notification by LANDLORD. If LANDLORD moves TENANT to such new space, this lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the Premises as though LANDLORD and TENANT had entered into an express written amendment of this lease with respect thereto.

28. Notices. All notices, consents, demands and requests which may be or are required to be given by either party to the other, shall be in writing, and shall be deemed given or served when deposited in the United States mail by registered or certified mail, postage prepaid, addressed as follows:

To LANDLORD at:

Commercial Connection

2025 Nicollet Avenue South, Suite #203

Minneapolis, MN 55404

Attn: Larry Hopfenspriger

To TENANT at:

Commercial E-Waste Management, Inc.

2510 Northland Drive

Mendota Heights, MN 55120

Attn: Eugene Pfeifer

Such addresses may be changed from time to time by either serving notices as above provided.

29. Relationship or Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between LANDLORD and TENANT, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between LANDLORD and TENANT other than the relationship of LANDLORD and TENANT.

30. Short Form Lease. Simultaneously with or subsequent to the execution hereof, the parties hereto shall, at the option of either party, execute a short form of Lease for recording purposes and. in such event, the terms thereof shall constitute a part of this Lease as fully as though recited at length herein.

31. All Agreements Included. This Lease embodies all the agreements between the parties hereto respecting the premises hereby leased. All subsequent changes and modifications to be valid shall be embodied within a written instrument duly executed by the parties hereto.

32. Paragraph Headings. The headings of the several paragraphs contained herein are for convenience only and do not define, limit or construe the contents, construction or meaning of the provisions of this Lease.

33. Laws of Minnesota. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

34. Saving Clause. The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

35. Successors and Assigns. All of the terms, covenants, provisions and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

36. Deposit. TENANT, concurrently with the execution of this Lease, has deposited with LANDLORD the sum of Three Thousand Nine Hundred 00/100 Dollars ($3,900.00), the receipt of which is hereby acknowledged by LANDLORD, which sum shall be retained by LANDLORD as security for the payment by TENANT of the rents herein agreed to be paid by TENANT and for performance by TENANT of the terms and covenants of this Lease. LANDLORD, at LANDLORD'S option, may apply said sum or any part thereof toward the payment of the rents and all other sums payable by TENANT under this Lease, and toward the performance of any of TENANT'S covenants under this Lease. LANDLORD may exhaust any or all rights and remedies against TENANT before resorting to said sum. In the event this deposit shall not be utilized for any such purposes, then such deposit shall be returned to TENANT within sixty (60) days after expiration of the term of the Lease. LANDLORD shall not be required to pay TENANT any interest on the security deposit.

37. Financial Statement. If requested, TENANT shall promptly furnish an annual financial statement to LANDLORD.

38. Guaranty. Intentionally removed

39. Special Provisions. See Attachment 1.

IN WITNESS WHEREOF, the respective parties hereto have executed this instrument in duplicate the day and year first above written.

LANDLORD:

806 4th Street, LLC

A Minnesota Limited Liability Company

By: /s/ Larry Hopfenspriger

Its: Chief Manager

TENANT:

Commercial E-Waste Management, Inc.

A Nevada Corporation

By: /s/ Eugene Pfeifer

Its: Sec., Tres

ATTACHMENT I

SPECIAL PROVISIONS

I. landlord shall perform the following improvements to the leased space at the Landlord's cost and expense:

*

Install two additional rows of lighting in each warehouse bay

*

Cut an opening in the existing demising wall between the two warehouses

*

Replace repair lights as necessary in the office area and the existing warehouse lights

*

Carpet the front office area of suite 2512

*

Install a double door in suite 2512 to separate the office and warehouse area

*

Install doorknobs on all the doors in the office area

*

Remove the wood shelving in the private office in suite 2512

*

Raise the sprinkler head that is dropped in the warehouse of suite 2512

*

Clean space and remove trash

*

Service and certify HVAC & heat units

EXHIBIT "A"

BUILDING/SPACE PLAN

2506
2508
2510
2512
2514
2516
32'-0"
32'-0"
32'-0"
32'-0"
Demised Premises

2518
2520
2522
2524
2526
112'-8"
N
GRAPHIC SCALE

SUITE 2506

OFFICE AREA	952 Sq ft	
WAREHOUSE AREA	2,450 Sq ft	
TOTAL LEASE AREA FOR SUITE 2506		3,402 Sq ft

SUITE 2508

OFFICE AREA	938 Sq ft	
WAREHOUSE AREA	2,620 Sq ft	
TOTAL LEASE AREA FOR SUITE 2508		3,558 Sq ft

SUITE 2510

OFFICE AREA	1,798 Sq ft	
WAREHOUSE AREA	1,760 Sq ft	
TOTAL LEASE AREA FOR SUITE 2510		3,558 Sq ft

SUITE 2512

OFFICE AREA	1,450 Sq ft	
WAREHOUSE AREA	2,108 Sq ft	
TOTAL LEASE AREA FOR SUITE 2512		3,558 Sq ft

SUITE 2514

UFFICE & WAREHOUSE AREA	
TOTAL LEASE AREA FOR SUITE 2514	3,558 Sq ft

SUITE 2516

UFFICE & WAREHOUSE AREA	
TOTAL LEASE AREA FOR SUITE 2514	12,595 Sq ft

SUITE 2518

OFFICE AREA	1,336 Sq ft	
WAREHOUSE AREA	2,179 Sq ft	
TOTAL LEASE AREA FOR SUITE 2508		3,515 Sq ft

SUITE 2520

OFFICE AREA	1,080 Sq ft	
WAREHOUSE AREA	2,495 Sq ft	
TOTAL LEASE AREA FOR SUITE 2508		3,575 Sq ft

SUITE 2522

OFFICE & WAREHOUSE AREA	
TOTAL LEASE AREA FOR SUITE 2508	3,475 Sq ft

SUITE 2524

OFFICE & WAREHOUSE AREA	
TOTAL LEASE AREA FOR SUITE 2508	3,575 Sq ft

SUITE 2526

OFFICE AREA	955 Sq ft	
WAREHOUSE AREA	2,695 Sq ft	
TOTAL LEASE AREA FOR SUITE 2508		3,650 Sq ft

NORTHLAND CENTER

B